Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Advisory Board and Managing Directors

Innocoll GmbH:

We have issued our report dated June 19, 2014, with respect to the consolidated financial statements of Innocoll GmbH contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Grant Thornton

Dublin, Ireland

June 19, 2014